Exhibit 10.2

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into on ___________, 20___ by and between Majestic Safe-T-Products, Ltd., a Maryland corporation (the "Company"), and Mariner Investment Group (the "Escrow Agent").

1. Offering of Securities. Reference is made to that certain prospectus dated ________, 200___ (the "Prospectus") constituting part of a registration statement on Form SB-2, as declared effective by the Securities and Exchange Commission on ________, 200___, whereby the Company is offering for sale 14,250,000 shares of its common stock, par value $0.001 per share (the "Offering"). The parties hereto are entering into this Agreement in accordance with the terms set forth in the Prospectus. All capitalized terms or terms within quotations used herein that are not otherwise defined shall have the meaning given to them in the Prospectus.

2. Requirement for Escrow. The Prospectus provides that there is no minimum number of shares that the Company must sell. However, the Prospectus does require that all money received from the Offering will be placed in a non-interest bearing Escrow Account (the "Escrow Account") and withdrawn in $25,000 increments (the "Required Amount") for the Company's immediate use.

3.       Duty of the Escrow Agent.  The sole duty of the Escrow Agent,  other
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than as hereinafter  specified,  shall be to receive the proceeds of the
Offering and hold them subject to release, in accordance with this Agreement.

4. Release of the Proceeds. The Escrow Agent shall release the proceeds of the Offering upon receipt of appropriate written instructions tendered by the Company once it confirms that proceeds equal to the Required Amount are on deposit in the Escrow Account. Upon the termination of the Offering, in the event that an amount less than the Required Amount is on deposit in the Escrow Account, such amount shall be delivered to the subscribers of the Offering at the address on file with the Escrow Agent without any further action or instruction of the Company.

5.       Duration  and  Termination.  This  Agreement  shall  terminate  on the
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earlier of the date that the  proceeds  held in the Escrow  Account are either delivered to the Company or to the subscribers of the Offering.

6. Controversy. If any controversy arises between the parties hereto or with any third person, the Escrow Agent shall not determine the same or take any action, but shall await the settlement of any such controversy by appropriate legal proceedings. The Escrow Agent may, in its discretion, institute such appropriate interpleader or other proceedings in connection therewith as it may deem proper, notwithstanding anything in this Agreement to the contrary.

7. Escrow Agent's Liability. The Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and the Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own negligence or willful misconduct.

8. Binding Agreement and Substitution of Escrow Agent. The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue as such Escrow Agent, then the parties hereto may substitute, by mutual written agreement, another person to serve as Escrow Agent.

9.       Law Governing.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                         MAJESTIC SAFE-T-PRODUCTS, LTD.



                         By
                         ---------------------------------------------------
                         Francis A. Zubrowski, President


                         MARINER INVESTMENT GROUP



                          By
                          ---------------------------------------------------
                          Joe F. Moore, Jr., President